Exhibit 99.1

The J.G. Wentworth Company® Reports Third Quarter 2016 Results

Company Continues to Make Progress Against Key Initiatives

RADNOR, Pa. - (BUSINESS WIRE) - November 8, 2016 The J.G. Wentworth Company® ("J.G. Wentworth" or the "Company") (OTCQX: JGWE) today reports financial results for the third quarter of 2016. "We continue to execute on our key strategic priorities. Home Lending reported its second consecutive quarter of record locked and closed loan volume and our Structured Settlements segment is showing signs of stabilizing. Additionally, we begin piloting next week a combined Visa Virtual Gift Card and State Lottery Scratch-off ticket which represents our entry into this category," said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company.
The following are highlights from the third quarter:
Third Quarter 2016 Consolidated Results:

•
Consolidated revenues were $68.8 million, an increase of $4.9 million from the $63.9 million reported in the third quarter of 2015. The increase was due primarily to the $19.4 million increase in revenue generated by the Home Lending segment ("Home Lending") that we acquired on July 31, 2015, offset by a $14.5 million decline in our Structured Settlement Payments segment's ("Structured Settlements") revenue driven principally by a $68.9 million decrease in Total Receivable Balances ("TRB") purchases when compared to the comparable period in the prior year.

▪	Home Lending generated mortgage lock volume of $1.6 billion and closed loan volume of $1.0 billion in the third quarter of 2016.

▪
The Company had $4.2 billion in VIE and other finance receivables, at fair value, and $4.0 billion in VIE long-term debt issued by securitization and permanent financing trusts, at fair value, as of September 30, 2016. The debt issued by our VIE securitization and permanent financing trusts is recourse only to the respective entities that issued the debt and is non-recourse to the Company and its other subsidiaries.

•
Consolidated net loss was $38.8 million compared to the $57.6 million consolidated net loss in the third quarter of 2015. The $18.8 million change was due to a $4.9 million increase in consolidated total revenues coupled with a $17.3 million decline in consolidated total expenses, partially offset by a $3.4 million decrease in our consolidated benefit for income taxes. The $4.9 million increase in consolidated total revenues was driven by a $19.4 million increase in Home Lending’s revenues that was partially offset by a $14.5 million decline in Structured Settlements’ revenues. The $17.3 million decline in consolidated total expenses reflects the impact of the $29.9 million impairment charge recorded during the three months ended September 30, 2015 for which there was not an equivalent impairment charge recorded in the current year. Excluding the impact of this impairment charge, consolidated total expenses increased $12.6 million over the prior year due in part to Home Lending’s $682.5 million increase in closed loan volume that resulted in increased compensation and benefits expense during the third quarter of 2016. Home Lending was acquired on July 31, 2015 and, therefore, the consolidated results for the third quarter of 2015 include only two months of Home Lending’s operations.

Third Quarter 2016 Segment Results:

•
Segment Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("Segment Adjusted EBITDA*") for Home Lending was $9.4 million for the third quarter of 2016 compared to $2.0 million for the third quarter of 2015. The increase was due in part to the prior year's third quarter including only two months of activity combined with growth in loan lock volume in the third quarter of 2016 over the third quarter of 2015.

•
Segment Adjusted EBITDA* for Structured Settlements was $4.6 million for the third quarter of 2016 compared to $16.6 million for the third quarter of 2015. The $11.9 million decrease in Segment Adjusted EBITDA* for Structured Settlements was primarily due to a $19.2 million decline in realized and unrealized gains on unsecuritized finance receivables and related derivatives driven by a $68.9 million decrease in TRB purchases, partially offset by reduced operating expenses reflecting the results to date of our previously announced cost savings initiatives.

Roger O. Gasper, J.G. Wentworth's Chief Financial Officer, said, "Overall, we continued to make progress during the third quarter against our initiatives of: (i) improving Structured Settlements, (ii) growing Home Lending, and (iii) launching our prepaid business. Home Lending generated $9.4 million in Segment Adjusted EBITDA*, which represents a $1.4 million improvement over the segment's 2016's second quarter results that were driven by a $181.6 million (12.7%) and $189.9 million (22.5%) increase in locked loan and closed loan volume, respectively, over the second quarter. Structured Settlements' TRB purchases of $171.5 million in the third quarter of 2016 were essentially flat with 2016 second quarter's TRB purchases of $172.6 million and the segment generated $4.6 million in Segment Adjusted EBITDA*, a $1.6 million improvement over second quarter results."

Exhibit 99.1

Other Highlights:

•
In September 2016, the Company issued $207.5 million in notes collateralized by the cash flows from residual interests related to 36 of our securitizations. The proceeds were used in part to repay $131.4 million in previously outstanding VIE long-term debt and to pay related legal and broker fees. The Company received net proceeds of $65.9 million from the transaction.

•	As of September 30, 2016, the Company had cash and cash equivalents of $86.7 million, an increase of $49.1 million over the $37.6 million in cash and cash equivalents as of June 30, 2016.

•
The Company recorded a lease termination charge of $0.8 million in the third quarter of 2016 resulting in total restructuring expense on a year-to-date basis of $3.5 million. As a result of the cost savings initiatives implemented to date, the Company expects to have reduced annual operating expenses approximately $33 million by the end of 2016 (from 2015 full-year levels). The Company expects to further reduce annual operating expenses by approximately $7 million in 2017.

•
On October 26, 2016, the Company completed its 2016-1 securitization which consisted of $104.3 million Class A Fixed Rate Asset Backed Notes that will pay 3.41% (the "Class A Notes") and $13.0 million Class B Fixed Rate Asset Backed Notes that will pay 5.19% (the "Class B Notes"). The Class A Notes were rated AAA (DBRS) and Aaa (Moody’s). The Class B Notes were rated BBB (DBRS) and Baa2 (Moody’s). As a result of this transaction, the Company received net proceeds of $16.5 million.

* This earnings press release includes Segment Adjusted EBITDA, which we use as a measure of our segments' operating performance. We report Segment Adjusted EBITDA because our Chief Operating Decision Maker ("CODM"), as that term is defined in Accounting Standards Codification 280 - Segment Reporting ("ASC 280"), uses Segment Adjusted EBITDA to evaluate our segments' performance. Not all companies calculate Segment Adjusted EBITDA in the same fashion and, therefore, these amounts as presented may not be comparable to other similarly titled measures of other companies. Results for the three and nine months ended September 30, 2016 and 2015, a description of the segment profitability measure and reconciliations of Segment Adjusted EBITDA to Loss Before Income Taxes are included in the accompanying financial information.
About The J.G. Wentworth Company®
The J.G. Wentworth Company® is focused on providing direct-to-consumer access to financing needs through a variety of solutions, including: mortgage lending and refinancing, structured settlement, annuity and lottery payment purchasing, prepaid cards, and access to providers of personal loans.
Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
Conference Call and Webcast
Management will host a webcast to discuss the third quarter 2016 financial results today, November 8, 2016, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth's Chief Executive Officer, Stewart Stockdale, and Executive Vice President & Chief Financial Officer, Roger Gasper.
This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company's website listed below.
The J.G. Wentworth Company® Third Quarter 2016 Webcast.
Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® Third Quarter 2016 Webcast, may dial the Participant conference number: (866) 393-4306, Conference ID: 7882146.
A playback will be available through Tuesday, November 15th, 2016. To participate, utilize the dial-in information listed below:
Playback conference number: (855) 859-2056, Conference ID: 7882146. The presentation will be posted to the Company's website after the call.

Exhibit 99.1

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ''plans,'' ''expects'' or ''does expect,'' ''budget,'' ''forecasts,'' ''anticipates'' or ''does not anticipate,'' ''believes,'' ''intends,'' and similar expressions or statements that certain actions, events or results ''may,'' ''could,'' ''would,'' ''might,'' or ''will,'' be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading "Risk Factors" in our filings with the Securities and Exchange Commission, and as set forth more fully under "Part 1, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 as previously filed with the SEC and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 to be filed with the SEC. These risks and uncertainties include, among other things:  our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; the accuracy of the estimates and assumptions of our financial models; infringement of our trademarks or service marks; our ability to maintain our state licenses or obtain new licenses in new markets; changes in, and our ability to comply with, any applicable federal, state and local laws and regulations governing us, including any applicable federal consumer financial laws enforced by the Consumer Financial Protection Bureau; our business model being susceptible to litigation; our ability to continue to purchase structured settlement payments and other financial assets; the public disclosure of the identities and information of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations, other financings or sales on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire mortgage servicing rights, or MSRs, and recapture loans that are refinanced; changes in the guidelines of government-sponsored entities, or GSEs, or any discontinuation of, or significant reduction in, the operation of GSEs; potential misrepresentations by borrowers, counterparties and other third parties; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to remain in compliance with the terms of our substantial indebtedness and to refinance our term debt; our ability to raise additional capital as a result of our Class A common stock now being traded on the OTCQX® Market; and our ability to meet the ongoing eligibility standards of the OTCQX® Market.
Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com
or
Media Inquiries
The Glover Park Group
Becky Reeves
202-295-0139
breeves@gpg.com

Schedule A

The J.G. Wentworth Company
Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)
	(Dollars in thousands, except per share data)
ASSETS
Cash and cash equivalents	$86,678	$57,322
Restricted cash and investments	144,589	136,780
VIE finance receivables, at fair value	4,214,396	4,376,458
Other finance receivables, at fair value	14,586	9,689
VIE finance receivables, net of allowances for losses of $9,325 and $8,659, respectively	87,312	99,874
Other finance receivables, net of allowances for losses of $1,750 and $1,707, respectively	8,864	10,468
Other receivables, net of allowances for losses of $280 and $273, respectively	17,832	16,285
Mortgage loans held for sale, at fair value	308,490	124,508
Mortgage servicing rights, at fair value	32,607	29,287
Premises and equipment, net of accumulated depreciation of $10,614 and $7,961, respectively	4,376	5,674
Intangible assets, net of accumulated amortization of $22,294 and $20,700, respectively	23,352	30,429
Goodwill	8,369	8,369
Marketable securities, at fair value	79,779	84,994
Deferred tax assets, net	213	2,250
Other assets	73,316	82,577
Total Assets	$5,104,759	$5,074,964

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Accrued expenses and accounts payable	30,012	$21,548
Accrued interest	26,314	22,380
Term loan payable	442,429	440,181
VIE derivative liabilities, at fair value	69,764	66,519
VIE borrowings under revolving credit facilities and other similar borrowings	32,502	48,828
Other borrowings under revolving credit facilities and other similar borrowings	298,199	122,243
VIE long-term debt	65,241	199,363
VIE long-term debt issued by securitization and permanent financing trusts, at fair value	4,045,633	3,928,818
Other liabilities	55,096	65,106
Deferred tax liabilities, net	—	18,825
Installment obligations payable	79,779	84,994
Total Liabilities	5,144,969	5,018,805

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 16,271,889 issued and 15,729,817 outstanding as of September 30, 2016, 16,076,444 issued and 15,534,372 outstanding as of December 31, 2015	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 8,710,814 issued and outstanding as of September 30, 2016, 8,908,698 issued and outstanding as of December 31, 2015	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in-capital	105,577	104,713
Accumulated deficit	(116,358)	(70,765)
Accumulated other comprehensive income	—	—
	(10,781)	33,948
Less: treasury stock at cost, 542,072 shares as of September 30, 2016 and December 31, 2015, respectively	(2,138)	(2,138)
Total stockholders' equity, The J.G. Wentworth Company	(12,919)	31,810
Non-controlling interests	(27,291)	24,349
Total Stockholders' (Deficit) Equity	(40,210)	56,159
Total Liabilities and Stockholders' (Deficit) Equity	$5,104,759	$5,074,964

Schedule B

The J.G. Wentworth Company
Condensed Consolidated Statements of Operations - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
REVENUES
Interest income	$43,991	$50,170	$145,211	$140,129
Realized and unrealized (losses) gains on VIE and other finance receivables, long-term debt and derivatives	(9,104)	7,556	(12,339)	62,877
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	24,495	8,946	61,781	8,946
Changes in mortgage servicing rights, net	1,480	548	3,320	548
Servicing, broker, and other fees	3,023	2,477	9,758	4,478
Loan origination fees	2,536	1,032	6,445	1,032
Realized and unrealized gains (losses) on marketable securities, net	2,376	(6,871)	3,921	(5,957)
Total Revenues	$68,797	$63,858	$218,097	$212,053

EXPENSES
Advertising	$13,894	$16,946	$42,191	$49,728
Interest expense	54,561	55,606	167,861	154,509
Compensation and benefits	20,792	14,210	59,835	36,426
General and administrative	7,732	5,307	21,822	14,679
Professional and consulting	3,977	6,542	12,386	15,841
Debt issuance	2,584	2,220	3,132	5,092
Securitization debt maintenance	1,380	1,463	4,226	4,453
Provision for losses	2,075	1,653	4,647	4,610
Direct subservicing costs	493	336	1,742	336
Depreciation and amortization	1,182	966	3,646	2,961
Installment obligations expense (income), net	2,817	(6,372)	5,279	(4,300)
Impairment charges	—	29,860	5,483	29,860
Total Expenses	$111,487	$128,737	$332,250	$314,195
Loss before income taxes	(42,690)	(64,879)	(114,153)	(102,142)
Benefit for income taxes	(3,883)	(7,252)	(16,787)	(12,422)
Net Loss	$(38,807)	$(57,627)	$(97,366)	$(89,720)
Less net loss attributable to non-controlling interests	(20,094)	(30,930)	(51,773)	(49,382)
Net loss attributable to The J.G. Wentworth Company	$(18,713)	$(26,697)	$(45,593)	$(40,338)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Weighted average shares of Class A common stock outstanding:
Basic	15,663,475	14,918,415	15,633,696	14,437,117
Diluted	15,663,475	14,918,415	15,633,696	14,437,117
Net loss per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(1.19)	$(1.79)	$(2.92)	$(2.79)
Diluted	$(1.19)	$(1.79)	$(2.92)	$(2.79)

Schedule C

The J.G. Wentworth Company
Selected Quarterly Data - Unaudited
(Dollars in thousands except per share data)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Consolidated
Net Loss	$(5,460)	$(26,633)	$(57,627)	$(107,420)	$(35,050)	$(23,510)	$(38,807)
Net loss attributable to The J.G. Wentworth Company	$(1,345)	$(12,296)	$(26,697)	$(54,974)	$(16,087)	$(10,794)	$(18,713)

Weighted Average Diluted Shares - Basic	14,271,842	14,113,990	14,918,415	15,443,362	15,574,746	15,729,152	15,663,475
Basic loss per common share	$(0.09)	$(0.87)	$(1.79)	$(3.56)	$(1.03)	$(0.69)	$(1.19)
Weighted Average Diluted Shares - Diluted	14,271,842	14,113,990	14,918,415	15,443,362	15,574,746	15,729,152	15,663,475
Diluted loss per common share	$(0.09)	$(0.87)	$(1.79)	$(3.56)	$(1.03)	$(0.69)	$(1.19)

Structured Settlements Segment
Segment Adjusted EBITDA*	$21,943	$8,855	$16,582	$2,240	$1,704	$3,069	$4,635

Total Receivables Balance (TRB) Purchases
Guaranteed structured settlements, annuities and lotteries	$234,972	$231,654	$211,876	$200,708	$166,384	$148,019	$142,840
Life contingent structured settlements and annuities	19,499	26,807	28,537	23,499	37,300	24,626	28,671
Pre-settlement fundings	6,360	4,404	—	—	—	—	—
Total TRB Purchases	$260,831	$262,865	$240,413	$224,207	$203,684	$172,645	$171,511

Home Lending Segment
Segment Adjusted EBITDA*	—	—	$1,994	$732	$6,278	$7,969	$9,423

Mortgage Originations:
Locked - Units	N/A	N/A	2,334	2,751	3,978	5,505	6,110
Locked - Loan Volume	N/A	N/A	$585,398	$705,189	$1,077,097	$1,428,427	$1,610,071
Closed - Units	N/A	N/A	1,404	1,887	2,064	3,230	3,890
Closed - Loan Volume	N/A	N/A	$352,923	$490,285	$568,302	$845,533	$1,035,417

Mortgage Servicing:
Loan count - servicing	N/A	N/A	11,887	12,504	13,181	13,778	15,266
Average loan amount	N/A	N/A	$238	$238	$239	$239	$240
Average interest rate	N/A	N/A	3.72%	3.72%	3.72%	3.68%	3.63%
*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies.

Schedule D

Unaudited
The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - A Measure of Segment Profit or Loss Used in this Release and the Related Presentation
We report Segment Adjusted EBITDA in our Quarterly Reports on Form 10-Q as a measure of our segments' operating performance. We define Segment Adjusted EBITDA as net income (loss) under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, depreciation and amortization and for our Structured Settlements segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business, interest expense associated with our senior secured credit facility, debt issuance costs and broker and legal fees incurred in connection with sale of finance receivables.
We present Segment Adjusted EBITDA as an indication of our segments' operating performance because our CODM, as that term is defined in ASC 280, uses Segment Adjusted EBITDA to evaluate performance and to allocate resources. Not all companies calculate Segment Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies.
Below is a reconciliation of Segment Adjusted EBITDA to loss before income taxes for our two reportable segments for the three and nine months ended September 30, 2016 and 2015:

Schedule D

 The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - Unaudited

	Three Months Ended September 30,		Line Item in the Statement of Operations where amounts are reflected
	2016	2015
	(In thousands)
Structured Settlements Segment Adjusted EBITDA	$4,635	$16,582
Home Lending Segment Adjusted EBITDA (1)	9,423	1,994
Subtotal Reportable Segments' Adjusted EBITDA	$14,058	$18,576

Securitization-related adjustments:
Unrealized loss on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	(32,495)	(35,063)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Interest income from securitized finance receivables	40,610	45,823	Interest income
Interest income on retained interests in finance receivables	(4,041)	(5,436)	Interest income
Servicing income on securitized finance receivables	(1,280)	(1,336)	Servicing, broker, and other fees
Interest expense on long-term debt related to securitization and permanent financing trusts	(39,387)	(40,036)	Interest expense
Professional fees relating to securitizations	(1,380)	(1,464)	Securitization debt maintenance
Provision for losses associated with permanently financed VIEs	(543)	—	Provision for losses
Other adjustments:
Share based compensation	(367)	(273)	Compensation and benefits
Impact of prefunding on unsecuritized finance receivables	(2,861)	24	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Lease termination, severance and other restructuring related expenses	(747)	(1,245)	Compensation and benefits, Professional and consulting and General and administrative
Merger and acquisition related expense	—	(419)	Professional and consulting
Debt modification expense	97	(792)	Interest expense, Professional and consulting, and Debt issuance
Impairment charges and loss on disposal of assets	—	(29,860)	Impairment charges
Term loan interest expense	(10,184)	(10,192)	Interest expense
Debt issuance	(2,584)	(2,220)	Debt issuance
Broker and legal fees incurred in connection with sale of finance receivables	(404)	—	General and administrative and Professional and consulting
Depreciation and amortization	(1,182)	(966)	Depreciation and amortization
Loss Before Income Taxes	$(42,690)	$(64,879)
(1) Home Lending was acquired on July 31, 2015 and, therefore, the results for the third quarter of 2015 include only two months of Home Lending’s operations.
*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies.

Schedule E

 The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - Unaudited

	Nine Months Ended September 30,		Line Item in the Statement of Operations where amounts are reflected
	2016	2015
	(In thousands)
Structured Settlements Segment Adjusted EBITDA	$9,404	$47,381
Home Lending Segment Adjusted EBITDA (1)	23,673	1,994
Subtotal Reportable Segments' Adjusted EBITDA	$33,077	$49,375

Securitization-related adjustments:
Unrealized loss on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	(83,801)	$(67,254)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Interest income from securitized finance receivables	134,153	$127,059	Interest income
Interest income on retained interests in finance receivables	(15,798)	$(15,869)	Interest income
Servicing income on securitized finance receivables	(3,919)	$(3,967)	Servicing, broker, and other fees
Interest expense on long-term debt related to securitization and permanent financing trusts	(119,230)	$(109,923)	Interest expense
Swap termination expense related to securitization entities	(3,053)	$—	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Professional fees relating to securitizations	(4,223)	$(4,454)	Securitization debt maintenance
Provision for losses associated with permanently financed VIEs	(543)	$—	Provision for losses
Other adjustments:		$—
Share based compensation	(997)	$(1,389)	Compensation and benefits
Impact of prefunding on unsecuritized finance receivables	—	$(1,594)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Lease termination, severance and other restructuring related expenses	(3,486)	$(3,620)	Compensation and benefits, Professional and consulting and General and administrative
Merger and acquisition related expense	—	$(1,608)	Professional and consulting
Debt modification expense	(2,258)	$(792)	Interest expense, Professional and consulting, and Debt issuance
Impairment charges and loss on disposal of assets	(5,483)	$(29,860)	Impairment charges
Term loan interest expense	(30,375)	$(30,193)	Interest expense
Debt issuance	(2,612)	$(5,092)	Debt issuance
Broker and legal fees incurred in connection with sale of finance receivables	(1,959)	$—	General and administrative and Professional and consulting
Depreciation and amortization	(3,646)	$(2,961)	Depreciation and amortization
Loss Before Income Taxes	$(114,153)	$(102,142)
(1) Home Lending was acquired on July 31, 2015 and, therefore, the results for the first nine months of 2015 include only two months of Home Lending’s operations.
*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies.